UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

Creative Medical Technology Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53500	87-0622284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2017 W Peoria Avenue, Phoenix, AZ 85029
(Address of principal executive offices)

Jolley Marketing, Inc.
664 South Alvey Dr. Mapleton, UT 84664
(Former Name and Address of principal executive offices)

Registrant’s telephone number, including area code: (602) 680-7439

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K is being filed in connection with a transaction consummated by the Registrant, and certain related events and actions taken by the Registrant. This Current Report on Form 8-K includes the following items on Form 8-K:

Item 1.01.

Entry into a Material Definitive Agreement.

Item 1.02.

Termination of a Material Definitive Agreement.

Item 2.01.

Completion of Acquisition or Disposition of Assets.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02.

Unregistered Sales of Equity Securities.

Item 4.01.

Changes in Registrant’s Certifying Accountant.

Item 5.01.

Changes in Control of Registrant.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.06.

Change in Shell Company Status.

Item 9.01.

Financial Statements and Exhibits.

Item 1.01.

Entry into a Material Definitive Agreement

The disclosures set forth in Item 2.01 and Item 5.03 to this Current Report on Form 8-K are incorporated by reference into this Item 1.01.

Item 1.02.

Termination of a Material Definitive Agreement

The disclosures set forth in Item 2.01 to this Current Report on Form 8-K are incorporated by reference into this Item 1.02.

Item 2.01.

Completion of Acquisition or Disposition of Assets

On May 18, 2016, Creative Medical Technology Holdings, Inc., formerly known as Jolley Marketing, Inc., a Nevada corporation (the “Company”, “we”, “our”, or “us”), closed (the “Closing”) the Agreement and Plan of Merger (the “Merger Agreement”) with Creative Medical Technologies, Inc., a Nevada corporation (“CMT”), Steven L. White, the principal shareholder and the sole officer and director of the Company (“Mr. White”), and Jolley Acquisition Corp., a Nevada corporation and wholly owned subsidiary of the Company (the “Merger Sub”). As a result of the Closing of the Merger Agreement, the Merger Sub was merged with and into CMT with CMT being the surviving corporation and CMT became a wholly-owned subsidiary of the Company. Effective May 18, 2016, the Company filed Articles of Merger and Articles of Exchange with the Nevada Secretary of State evidencing the closing of the Merger Agreement and the issuance of the Company’s shares to the shareholders of CMT. Following Closing Mr. White, who was the majority shareholder of the Company prior to the closing, sold 15,100,000 shares of Common Stock, $0.001 par value, of the Company owned by him to the Company for $5,000, after which the shares were cancelled and returned to the unissued and authorized shares of Common Stock of the Company.

In connection with the Closing, CMT caused its parent to advance $25,000 to the Company for payment of certain obligations. Prior to the execution of the Merger Agreement, the parent of CMT advanced to the Company $8,255.70 for the payment of certain accounts payable and $5,000 for repayment of certain notes payable. At Closing, CMT caused its parent to advance $5,000 to the Company for the purchase of Mr. White’s shares and the balance of the $25,000 for the payment of remaining accounts payable of the Company. The amounts advanced by the parent of CMT are evidenced by an 8% Promissory Note dated May 18, 2016.

At Closing, each share of Common Stock, $0.01 par value, of CMT issued and outstanding immediately prior to the Closing was converted into 6.4666666 shares of Common Stock of the Company, which now constitutes approximately 97%, of the Company’s Common Stock. Effective May 18, 2016, the Company filed Articles of Exchange with the Nevada Secretary of State, a copy of which is attached hereto as Exhibit 3.1.

Each share of Common Stock, no par value, of the Merger Sub issued and outstanding immediately prior to Closing was converted into and was exchanged for 100 newly issued shares of Common Stock of CMT. Any shares issued pursuant to the conversion provisions contained in the Merger Agreement will not be and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

As a condition of Closing, the Company delivered Cancellation of Indebtedness Agreements evidencing the cancellation of all prior outstanding notes payable, except for promissory notes in the aggregate amount of $20,000 which are payable upon obtaining DTC eligibility for the Company’s Common Stock.

At Closing, Timothy Warbington, Donald Dickerson, Thomas Ichim, PhD, and Amit Patel, MD were appointed as directors of the Company and Mr. White resigned from all positions with the Company. Following Closing the Board of Directors adopted the Code of Business Conduct and Ethics originally adopted by CMT on February 3, 2016.

Effective May 18, 2016, in connection with the Closing, the Company filed Articles of Merger with the Nevada Secretary of State evidencing the change of the Company’s name to “Creative Medical Technology Holdings, Inc.” This merger was between the Company and a newly formed Nevada corporation, Creative Medical Technology Holdings, Inc., which was formed solely to effect the Company’s name change.

FORM 10 DISCLOSURES

As disclosed elsewhere in this Current Report on Form 8-K, effective May 18, 2016, we acquired CMT upon consummation of the Closing of the Merger Agreement. Item 2.01(f) of Form 8-K provides that if a registrant was a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as we were immediately preceding the Closing, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act (“Form 10”).

Accordingly, set forth below is the information that would be included in Form 10. Please note that the information provided below relates to the combined entity subsequent to the Closing, except that information relating to periods before the Closing relates only to the Company, unless otherwise specifically indicated.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the Form 10 disclosures, contain “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements are based on our management’s expectations and assumptions about future events as of the date of this Current Report on Form 8-K, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements include statements about our expectations, beliefs or intentions regarding our product offerings, business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance. We undertake no obligation to update, and we do not have a policy of updating or revising, these forward-looking statements.

* * * * *

Except where the context otherwise requires, the terms, “we,” “us,” “our” or the “Company” refer to the business of Creative Medical Technology Holdings, Inc. and its consolidated subsidiary, Creative Medical Technologies, Inc. “CMT” refers to Creative Medical Technologies, Inc., our wholly-owned subsidiary. CMT is our sole operating subsidiary. It was incorporated on December 30, 2015, and commenced business operations in February 2016. It comprises all of our operations as of the date of this Current Report on Form 8-K. All references in this report are to U.S. Dollars.

Item 1.

Business

Historical Background

We were incorporated on December 3, 1998, in the State of Nevada, and have one wholly owned subsidiary, CMT, which conducts all of our business operations. From our incorporation in 1998 through approximately June 2008, we were in the startup phase of our proposed business operations. Originally, Ronald Jolley, the initial director and Chief Executive Officer, intended to operate the Company as a telecommunications company by obtaining business service agreements. He was not successful in obtaining service contracts and decided to redefine the Company’s business plan to service industrial, commercial and residential lighting needs. Beginning in February 2000, we began selling lighting products for business and commercial applications in the greater metropolitan area of Utah County, Utah. In addition, we offered consulting services to help our customers achieve the optimum lighting solutions. To this end, we had agreements in place with local wholesale suppliers of electronics to purchase lamps and lighting products at wholesale prices. In turn, we sold the lighting products at a marked up cost to our customers.

In September 2002, we filed a registration statement to raise up to $75,000 for operating capital through the sale of our Common Stock by Mr. Jolley as selling agent for the proposed offering. Because of health problems of Mr. Jolley the registration statement was withdrawn in November 2002 and no funds were raised.

We had only limited operations during this startup phase through June 30, 2008, at which time we ceased all business operations because of increased competition in the industry, dwindling sales, and elevated costs associated with generating sales.

From March 2005 through February 2006 we issued 750,000 post reverse split shares for $15,000 to generate operating capital for the Company.

On August 2, 2007, the board authorized a reverse split of our outstanding shares of Common Stock at the rate of one share for each 10 shares outstanding. At the time of the reverse stock split we had 19,137,500 shares outstanding, which were reduced to 1,913,750 shares as a result of the reverse stock split.

On August 30, 2007, we issued 15,000,000 shares to Steven L. White for $15,000 in a transaction which changed the control of our company from Mr. Jolley to Mr. White. In connection with the stock purchase, Mr. White assumed management of our company and became the sole officer and director. The purpose of this change of control was to alter the business of the Company and permit us to seek potential operating target companies to acquire, or to be acquired by, in order to generate material business operations.

In August 2008 we completed a non-public offering of our common stock in which we issued 1,200,000 shares at $0.025 per share for gross proceeds of $30,000. The net proceeds of this offering were allocated and used for our operating costs.

Our principal executive offices are located at 2017 W Peoria Avenue, Phoenix, AZ 85029.

You are advised to read this Current Report on Form 8-K in conjunction with other reports and documents that we file from time to time with the Securities and Exchange Commission (“SEC”). In particular, please read our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K that we may file from time to time. You may obtain copies of these reports from the SEC at the SEC’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. In addition, the SEC maintains information for electronic filers (including us) at its website at www.sec.gov. The public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Creative Medical Technologies

CMT was created as the urological arm of its parent company, Creative Medical Health, Inc., a Delaware corporation incorporated on October 31, 2011 (“Creative Medical Health”), to monetize the treatments or products developed or acquired by Creative Medical Health prior to creation of CMT and transferred to it after its incorporation. CMT has been engaged in the regenerative medicine field of male and female sexual dysfunction and infertility using stem cells. CMT acquired a patent for its erectile dysfunction (“ED”) treatment from Creative Medical Health and was granted a license by Los Angeles Biomedical Research Institute at Harbor-UCLA Medical Center, a non-profit biomedical research and education institute (“LABIOMED”), for the infertility treatment.

CMT is a development stage enterprise and intends to complete the testing of its ED treatment and, if warranted, market treatment kits to physicians for use with their patients suffering from ED. CMT is currently engaged in a 15-month clinical trial study being conducted at UCLA by LABIOMED on the efficacy and safety of the ED treatment. The study involves testing on 40 subjects and is intended to have a duration of 15 months. CMT also intends to test and, if warranted, market licensed stem cell products under its infertility technology license.

In connection with CMT’s organization, it sold 4,950,000 shares of its Common Stock to Creative Medical Health for $49,500, which shares were subsequently distributed by Creative Medical Health pro rata to its shareholders. In connection with the granting of the license by LABOMED to CMT for the infertility technology, CMT issued 50,000 shares of its Common Stock and also recorded an obligation to repay up to $1,800 to LABIOMED (for expenses which may be incurred in reviving and defending the patent). CMT also issued 10,000,000 shares of its Common Stock to its parent for the acquisition of the patent underlying the ED technology. At Closing CMT had 15,000,000 shares of its Common Stock issued and outstanding.

CMT has also entered into a line of credit evidenced by a Loan Agreement dated February 2, 2016, with Creative Medical Health for $50,000. CMT may draw upon this line of credit at any time through maturity date of the loan. The funds advanced under the line of credit are evidenced by an 8% Promissory Note dated February 2, 2016, maturing on April 30, 2017. At May 18, 2016, CMT had accessed $40,000 against this line of credit.

As a result of the Closing of the Merger Agreement, we are now a company engaged in stem cell research and applications for use to treat male and female sexual dysfunction, infertility and related issues. We are a development stage enterprise and intend to complete the testing of the ED treatment and, if warranted, market the treatment under the name “Caverstem” to physicians for use with their patients suffering from ED. Following further testing, we also intend to market licensed products under our infertility technology license and the female sexual dysfunction patent application.

Erectile Dysfunction Treatment

On February 3, 2016, CMT entered into a Patent Purchase Agreement with Creative Medical Health pursuant to which Creative Medical Health assigned to CMT its rights to US Patent No. 8,372,797, entitled “Treatment of Erectile Dysfunction by Stem Cell Therapy” which was issued to Creative Medical Health by the USPTO on February 12, 2013 (the “ED Patent”) and related know-how and technology. The closing of the Patent Purchase Agreement occurred effective February 2, 2016, and we issued the 10,000,000 shares of CMT’s Common Stock to Creative Medical Health.

While previous studies have demonstrated that stem cells can enhance blood vessel function, this patent application was the first to demonstrate that administration of stem cells can lead to enhanced erections. Aspects of this patent have already been clinically used. In one specific example, FDA approved bone marrow extraction devices used to concentrate bone marrow and to inject stem cells into the penile bodies. This procedure has been demonstrated safe and feasible in small patient studies.

Prior to the closing of the Patent Purchase Agreement, Creative Medical Health was in the process of commencing clinical trial studies on the efficacy and safety of the ED stem cell treatment. As a result of the purchase of the ED Patent by us, we will now take over the clinical trial studies. After the trial is completed, and if the data supports the treatment, we intend to market the technology with complete kits and training to medical doctors, who can practice the treatment for their patients.

Creative Medical Health entered into a Clinical Trial Agreement dated May 18, 2015, with LABIOMED and conducted by Dr. Jacob Rajfer with UCLA Harbor Hospital as its principal investigator. An IRB (Institutional Review Board) application has been submitted and approved. The purpose of the clinical trials is to evaluate the safety and efficacy of the ED stem cell treatment. Enrolment in the clinical trials began in December 2015 and the clinical trial began during first quarter 2016 with approximately 40 participants. On October 2015 Creative Medical Health entered into a Master Services Agreement dated November 15, 2015, with Professional Research Consulting, Inc., doing business as PRC Clinical, a contract research organization, to oversee the clinical trials. We estimate that the study will take approximately 15 months to complete. Under the terms of the Patent Purchase Agreement, Creative Medical Health assigned these agreements to us and we have assumed the duties and obligations under these agreements.

Procedures for use of our ED stem cell treatment consist of a one-hour out-patient visit in a physician’s office. The physician would harvest a patient’s bone marrow from the hip using local anesthetic and separate the stem cells using a cell separator. The separated and cleansed stem cells would then be injected into the patient’s venus cavernosa to stimulate muscle and generate blood vessel regeneration. Management believes that such treatment should result in a marked increase in duration and frequency of erections and the ability to sustain erections until orgasm, with no known treatment-associated adverse events. The current clinical trial is being conducted to validate the efficacy and safety of the treatment.

Infertility Treatment

The patent application for our infertility treatment covers novel means for treating male infertility using stem cells. The methods claimed in this patent describe implantation of stem cells into the testes of a mammal whereby stem cells may serve to address a deficiency of germ cells (developmental precursors of sperm cells), Sertoli cells (somatic cells that aid in sperm development) and/or Leydig cells (testosterone-producing cells). This invention was based on the discovery that bone marrow-derived stem cells can differentiate into germ cells, Sertoli cells and/or Leydig cells when transplanted into the testes of experimental animals.

We believe the administration of stem cells using the methods described in this patent application can be used to improve conditions related to male infertility and/or testosterone deficiency caused by aging, disease or trauma, including individuals with cancer that have undergone irradiation of the pelvic area or chemotherapy. Other conditions involving abnormalities of the testes and/or low sperm counts could also be addressed using these methods. We believe there is great interest in leveraging the therapeutic potential of bone marrow-derived stem cell populations, especially to address male fertility issues. According to a study by the CDC, of an estimated 3.3-4.6 million men in the U.S. that sought medical advice for fertility issues, 18% were diagnosed with infertility, with deficiencies in sperm numbers of quality being the primary underlying causes of male infertility.

We are in the process of designing a clinical trial for the infertility treatment and intend to continue to prosecute the patent application.

Female Sexual Dysfunction Treatment

There are many types of female sexual arousal disorders, some of which manifest as mental obstacles to sex. CMT’s current patent application would focus on physical manifestations of sexual arousal disorder, as an extension of their work with stem cell therapies for ED. The technology specifically targets atherosclerotic tissue, which basically means tissue and vessels through which blood cannot pass. Sometimes, lack of blood flow to the vagina and clitoris can make sex painful or even impossible. Research has demonstrated that vaginal engorgement and clitoral erection are important facets of sexual interaction for women. The technique developed by CMT uses regenerative cells (such as stem cells) to help encourage the process. We plan to design a trial and execute that trial in the future after we pursue the male infertility procedure.

Marketing

The first product we intend to market is the treatment for ED, which, if current clinical trials prove successful, would be ready to market approximately third quarter 2017. We intend to implement a multifaceted marketing approach which focus primarily on urologists. We anticipate attending conferences sponsored by the American Urological Association across the country beginning second quarter 2016. We also plan to attend physician seminars and training in Los Angeles, New York, Florida, and Texas. We further propose to create a print and television advertising campaign and print in-clinic handouts, posters, and white papers. During first calendar quarter of 2017 we intend to establish our marketing staff to implement our marketing strategy fully. Prior to then, our executive officers will be involved in marketing efforts. We also plan to publish the results of our clinical studies, if favorable, in prominent urological journals.

Intellectual Property

ED Patent. Creative Medical Health acquired the patent application for treatment of ED by stem cell therapy in July 2011 and prosecuted the application until the ED Patent was issued in 2013. We have closed a Patent Purchase Agreement dated February 3, 2016, with Creative Medical Health to acquire the ED Patent and related know-how and technology for 10,000,000 shares of our Common Stock. Creative Medical Health is in the process of filing the assignment documents with the U.S. Patent and Trademark Office.

Infertility License Agreement. Effective January 29, 2016, we entered into a License Agreement with LABIOMED granting us an exclusive license in the U.S. and its territories and possessions to make and market products or services authorized under LABIOMED’s U.S. Patent Application 14/508,763 (filed October 7, 2014, and claiming priority back to U.S. Ser. No. 60/790,085 filed on 4/7/2006). We also have the right, with LABIOMED’s consent, to grant sublicenses. The agreement obligates us to use our commercially reasonable efforts to develop and commercialize the licensed products and to initiate human clinical trials within specified times. If we fail to meet these milestones within the designated periods, LABIOMED may terminate the license or convert it to non-exclusive. Under the terms of the agreement we paid $5,000 to LABIOMED as a non-refundable license issue royalty, agreed to reimburse them up to $1,800 for its expenses in reviving the patent application, and issued 50,000 shares of CMT’s Common Stock. We are subject to a 6% royalty to LABIOMED on net sales of any licensed products and 25% on any non-royalty sublicense income. Commencing three years after the date of the agreement, and each subsequent year thereafter, we are required to pay annual maintenance royalties of $20,000, unless during the prior one-year period we paid $50,000 or more in actual royalty payments. Finally, we have agreed to pay them certain milestone payments upon achieving the milestones set forth in the agreement.

Female Sexual Dysfunction Patent Application. Dr.s Patel and Ichim, two of our directors, have assigned their patent application (U.S. Patent Application 62319753) for the use of regenerative cells as a treatment option for women who experience sexual desire, but have difficulty reaching the arousal stage to CMT. The patent application was filed with the U.S. Patent and Trademark Office on April 7, 2016.

Trademark and Trade Name. On April 14, 2015, Creative Medical Health was granted a trademark by the U.S. Patent and Trademark Office for the name “Caverstem.” On February 23, 2016 Creative Medical Health applied for a trademark for the name “Creative Medical Technologies.” Under the terms of the Patent Purchase Agreement Creative Medical Health has assigned these trademarks to us.

Government Regulation

Human cells, tissues or cellular or tissue-based products (“HCT/Ps”) intended for implantation, transplantation, infusion or transfer into a human recipient are regulated by the Center for Biologics Evaluation and Research (CBER) at the Food and Drug Administration (the “FDA”). Under the authority of section 361 of the Public Health Service (the “PHS”) Act, the FDA established regulations for HCT/Ps to prevent the introduction, transmission, and spread of communicable diseases. Under certain circumstances, an establishment may qualify for an exception from the requirements of the PHS. Section 1271.15(b) provides the following exception from regulation under the PHS: “You are not required to comply with the requirements of this part if you are an establishment that removes HCT/P’s from an individual and implants such HCT/P’s into the same individual during the same surgical procedure.” For the exception to apply, an establishment must meet three criteria: (i) Remove and implant the HCT/Ps into the same individual from whom they were removed; (ii) implant the HCT/Ps within the same surgical procedure; and (iii) the HCT/Ps remain in their original form, which means that they are only rinsed, cleaned, sized, or shaped in the procedure.

We believe that the above exemption would apply to the ED stem cell treatment under study and would not require further regulatory compliance.

Competition

There are a number of public and private companies engaged in stem cell research and applications for use to treat ED, infertility and other issues. Many of these have been engaged in this field for a significant period.

We believe that our key competitive factor will be completion of our clinical trial studies on our stem cell treatments. In particular, we believe that a successful result for the efficacy and safety of our ED treatment would differentiate us from our competitors, few of whom have commenced or completed clinical trials on similar treatments. Independent proof of the efficacy and safety of our ED treatment should permit us to market our ED treatment to physicians, whom we believe would be reluctant to use or prescribe an untested procedure such as ours or our competitors. We believe that if our clinical studies are successful, our patented ED stem cell treatment could become the standard of care by physicians for ED treatment using stem cells.

Employees

We have no employees, but we use and pay for the services of employees of our parent, Creative Medical Health. We have agreed to reimburse our parent company a flat monthly rate for the time spent by their management team on our business operations.

Legal Proceedings

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

Item 1A.

Risk Factors

If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price of our Common Stock could fall. The following is a description of what we consider the key challenges and material risks to our business.

Risks Related to our Business and Industry

We have a limited operating history and have not yet generated any revenues.

CMT’s limited operating history, including operations by Creative Medical Health, in the ED treatment field, makes evaluating our business and future prospects difficult. CMT was incorporated on December 30, 2015, and organized in February 2016. We do not anticipate generating income from CMT’s operations until at least 2017, and only then if the continued testing of our ED treatment proves successful. To date we have generated no revenues. We intend in the longer term to derive substantial revenues from the sales of our ED treatment and other urological treatments, such as in the field of female sexual dysfunction and infertility. Development of our treatments for ED and other urological functions will require significant investment prior to commercial introduction, and we may never be able to successfully develop or commercialize the ED or any other treatments.

We will require additional funding to develop and commercialize our ED and other prospective stem cell product candidates. If we are unable to secure additional financing on acceptable terms, or at all, we may be forced to modify our current business plan or to curtail or cease our planned operations.

We anticipate incurring significant operating losses and using significant funds for planned research and operating activities. Our existing cash resources are insufficient to finance even our immediate operations. Accordingly, we will need to secure additional sources of capital to develop our business and product candidates, as planned. We intend to seek substantial additional financing through public and/or private financing, which may include equity and/or debt financings, research grants and through other arrangements, including collaborative arrangements. As part of such efforts, we may seek loans from certain of our executive officers, directors and/or current shareholders.

If we are unable to secure additional financing in the near term, we may be forced to:

•

curtail or abandon our existing business plans;

•

reduce our projected headcount;

•

default on any debt obligations;

•

file for bankruptcy;

•

seek to sell some or all of our assets; and/or

•

cease our operations.

If we are forced to take any of these steps our common stock may be worthless.

If we raise additional capital by issuing equity, equity-related or convertible securities, the economic, voting and other rights of our existing shareholders may be diluted, and those newly-issued securities may be issued at prices that are at a significant discount to current and/or then prevailing market prices. In addition, any such newly issued securities may have rights superior to those of our Common Stock. If we obtain additional capital through collaborative arrangements, we may be required to relinquish greater rights to our technologies or product candidates than we might otherwise have or become subject to restrictive covenants that may affect our business.

Each of our current product candidates is in an early stage of development and we may never succeed in developing and/or commercializing them. We depend heavily on the success of our ED product candidate, which is still in clinical trials. If we are unable to commercialize our ED treatment, our infertility treatment, or any future urological product candidates, or if we experience significant delays in doing so, our business may fail.

We intend to invest a significant portion of our efforts and financial resources in our ED treatment product candidate and depend heavily on its success. This treatment is currently in the clinical testing stage of development. We need to devote significant additional research and development, financial resources and personnel to develop additional commercially viable urological products, obtain regulatory approvals, if necessary, and establish a sales and marketing infrastructure. We are likely to encounter hurdles and unexpected issues as we proceed in the development of our ED treatment and our other product candidates. There are many reasons that we may not succeed in our efforts to develop our product candidates, including the possibility that our product candidates will be deemed ineffective or unsafe; our product candidates will be too expensive to manufacture or market or will not achieve broad market acceptance; others will hold proprietary rights that will prevent us from marketing our product candidates; or our competitors will market products that are perceived as equivalent or superior.

If our clinical trials on our stem cell treatments are unsuccessful or significantly delayed, or if we do not complete our clinical trials, we may not be able to commercialize our product candidates.

Our ED treatment has been studied in a limited number of patients to date. Even though our early data have been promising, we have not yet completed our current large-scale trial to establish the safety and efficacy of our ED treatment. In addition, we have not commenced clinical trials on our infertility treatment or our treatment for female sexual dysfunction. We may experience numerous unforeseen events during, or as a result of, our current or future clinical trials that could delay or prevent commercialization of our product candidates.

We may experience numerous unforeseen events during, or as a result of, the clinical trial process that could delay or prevent commercialization of our product candidates, including the following:

•

the trials may reveal that our product candidates are not sufficiently safe or effective or may find our cell culturing processes or facilities are unsatisfactory;

•

our clinical trials may produce negative or inconclusive results, and we may decide to conduct additional studies and/or trials or to abandon one or more of our development programs;

•

the FDA or similar foreign regulatory authorities may adopt new policies or adopt new regulations which could require regulatory approval of one or more of our proposed products;

•

there may be delays or failure in obtaining institutional review board approvals to conduct clinical trials at prospective sites;

•

we may suspend or terminate our clinical trials because the participating patients are being exposed to unacceptable health risks or undesirable side effects;

•

we may experience difficulties in managing multiple clinical sites;

•

enrollment in our clinical trials for our product candidates may occur more slowly than we anticipate, or we may experience high drop-out rates of subjects in our clinical trials, resulting in significant delays; and

•

our product candidates may be deemed unsafe or ineffective, or may be perceived as being unsafe or ineffective, by healthcare providers for a particular indication.

Failures or perceived failures in our clinical trials would delay and may prevent our product development and regulatory approval process, make it difficult for us to establish collaborations, negatively affect our reputation and competitive position and otherwise have a material adverse effect on our proposed business.

We depend on third parties to assist us in the conduct of our preclinical studies and clinical trials, and any failure of those parties to fulfill their obligations could result in costs and delays and prevent us from obtaining regulatory approval, if needed, or successfully commercializing our product candidates on a timely basis, if at all.

We may engage consultants and Clinical Research Organizations (“CROs”) to help design, and to assist us in conducting, our preclinical studies and clinical trials and to collect and analyze data from those studies and trials. The consultants and contract research organizations we engage interact with clinical investigators to enroll patients in our clinical trials. As a result, we depend on these consultants and CROs to perform the studies and trials in accordance with the investigational plan and protocol for each product candidate and in compliance with regulations and standards, commonly referred to as “good clinical practice”, for conducting, recording and reporting results of clinical trials to assure that the data and results are credible and accurate and the trial participants are adequately protected. We may face delays in our commercialization efforts if these parties do not perform their obligations in a timely or competent fashion or if we are forced to change service providers. Any third parties that we hire to conduct clinical trials may also provide services to our competitors, which could compromise the performance of their obligations to us. If these third parties do not successfully carry out their duties or meet expected deadlines, or if the quality, completeness or accuracy of the data they obtain is compromised due to their failure to adhere to our clinical trial protocols or for other reasons, our clinical trials may be extended, delayed or terminated or may otherwise prove to be unsuccessful. If there are delays or failures in clinical trials as a result of the failure to perform by third parties, our development costs will increase, and we may not be able to commercialize our product candidates. In addition, we may not be able to establish or maintain relationships with these third parties on favorable terms, if at all. If we need to enter into replacement arrangements because a third party is not performing in accordance with our expectations, we may not be able to do so without undue delays or considerable expenditures or at all.

The loss of or inability to retain key personnel could materially adversely affect our operations.

Our management includes a select group of experienced medical and technology professionals. The success of our operations will, in part, depend on the successful continued involvement of these individuals. If these individuals leave the employment of or engagement with us or Creative Medical Health, then our ability to operate will be negatively impacted. There can be no assurance that we will be successful in retaining key personnel.

Risks Related to Our Intellectual Property

We hold certain intellectual property rights and intend to acquire additional intellectual property rights in the future. Our success will be dependent in large part on safeguarding our intellectual property rights and obtaining or retaining patent and other proprietary protection for our product candidates.

We have purchased the patent for our ED treatment and have a license to use the process for our infertility treatment. The ED treatment is protected by a patent which expires on 2026. We hold a license for the infertility under a patent application made by the licensor. Our business plan is to acquire additional patent licensing rights in the urological field, or other rights which may not be protected by patents. Our commercial success will depend to a significant degree on our ability to:

•

compel the owners of the patents licensed to us to defend and enforce such patents, to the extent such patents may be applicable to our products and material to their commercialization;

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obtain new patent and other proprietary protection for acquired or developed product candidates;

•

obtain and/or maintain appropriate licenses to patents, patent applications or other proprietary rights held by others with respect to our technology, both in the United States and other countries;

•

preserve intellectual property rights relating to our product candidates; and

•

operate without infringing the patents and proprietary rights of third parties.

Failure to obtain adequate patent protection for our product candidates, the failure of our licensors to protect our licensed patent rights, or the failure to protect our existing patent rights, may impair our ability to be competitive. The availability of infringing products in markets where we have patent protection, or the availability of competing products in markets where we do not have adequate patent protection, could erode the market for our product candidates, negatively impact the prices we can charge for our product candidates, and harm our reputation if infringing or competing products are manufactured to inferior standards.

Patents acquired by us may not be valid or enforceable, and may be challenged by third parties.

We cannot assure you that any patents issued or licensed to us would be held valid by a court or administrative body or that we would be able to successfully enforce our patents against infringers, including our competitors. The issuance of a patent is not conclusive as to its validity or enforceability, and the validity and enforceability of a patent is susceptible to challenge on numerous legal grounds. Challenges raised in patent infringement litigation brought by or against us may result in determinations that patents that have been issued or licensed to us or any patents that may be issued to us or our licensors in the future are invalid, unenforceable or otherwise subject to limitations. In the event of any such determinations, third parties may be able to use the discoveries or technologies claimed in these patents without paying licensing fees or royalties to us, which could significantly diminish the value of our intellectual property and our competitive advantage. Even if our patents are held to be enforceable, others may be able to design around our patents or develop products similar to our products that are not within the scope of any of our patents.

In addition, enforcing the patents that have been licensed to us and any patents that may be issued to us in the future against third parties may require significant expenditures regardless of the outcome of such efforts. Our inability to enforce our patents against infringers and competitors may impair our ability to be competitive and could have a material adverse effect on our business.

If we are not able to protect and control unpatented trade secrets, know-how and other technological innovation, we may suffer competitive harm.

We may also rely on unpatented technology, trade secrets, confidential information and proprietary know-how to protect our technology and maintain our competitive position, especially when we do not believe that patent protection is appropriate or can be obtained. Trade secrets are difficult to protect. In order to protect proprietary technology and processes, we rely in part on confidentiality and intellectual property assignment agreements with our employees, consultants and others. These agreements generally provide that the individual must keep confidential and not disclose to other parties any confidential information developed or learned by the individual during the course of the individual’s relationship with us except in limited circumstances. These agreements generally also provide that we shall own all inventions conceived by the individual in the course of rendering services to us. These agreements may not effectively prevent disclosure of confidential information or result in the effective assignment to us of intellectual property, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover trade secrets and proprietary information that have been licensed to us or that we own, and in such case we could not assert any trade secret rights against such party.

Enforcing a claim that a party illegally obtained and is using trade secrets that have been licensed to us or that we own is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could have a material adverse effect on our business. Moreover, some of our academic institution licensors, collaborators and scientific advisors have rights to publish data and information to which we have rights. If we cannot maintain the confidentiality of our technologies and other confidential information in connection with our collaborations, our ability to protect our proprietary information or obtain patent protection in the future may be impaired, which could have a material adverse effect on our business.

Risks Related to Our Common Stock

The beneficial ownership of our Common Stock is concentrated among existing executive officers and directors.

Creative Medical Health, our executive officers, and our directors own beneficially, in the aggregate, approximately 79.34% of the outstanding Common Stock, including 64,666,667 shares owned by Creative Medical Health. As a result, they will be able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, amendments to our Articles of Incorporation, and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.

The public trading market for our Common Stock is volatile and will likely result in higher spreads in stock prices.

Our Common Stock is trading in the over-the-counter market and is quoted on the OTC Pink. The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as our ability to implement our business plan, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of our Common Stock. In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on stock exchanges, which means that the difference between the price at which shares could be purchased by investors on the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges. Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers. We cannot insure that our trading volume will be sufficient to significantly reduce this spread, or that we will have sufficient market makers to affect this spread. These higher spreads could adversely affect investors who purchase the shares at the higher price at which the shares are sold, but subsequently sell the shares at the lower bid prices quoted by the brokers. Unless the bid price for the stock increases and exceeds the price paid for the shares by the investor, plus brokerage commissions or charges, shareholders could lose money on the sale. For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks. There is no assurance that at the time the shareholder wishes to sell the shares, the bid price will have sufficiently increased to create a profit on the sale.

Because our shares are designated as “penny stock”, broker-dealers will be less likely to trade in our stock due to, among other items, the requirements for broker-dealers to disclose to investors the risks inherent in penny stocks and to make a determination that the investment is suitable for the purchaser.

Our shares are designated as “penny stock” as defined in Rule 3a51-1 promulgated under the Exchange Act and thus may be more illiquid than shares not designated as penny stock. The SEC has adopted rules which regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks are defined generally as: non-Nasdaq equity securities with a price of less than $5.00 per share; not traded on a “recognized” national exchange; or in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $10,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that is subject to the penny stock rules. Since our securities are subject to the penny stock rules, investors in the shares may find it more difficult to sell their shares. Many brokers have decided not to trade in penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. The reduction in the number of available market makers and other broker-dealers willing to trade in penny stocks may limit the ability of purchasers in this offering to sell their stock in any secondary market. These penny stock regulations, and the restrictions imposed on the resale of penny stocks by these regulations, could adversely affect our stock price.

Our board of directors can, without stockholder approval, cause Preferred Stock to be issued on terms that adversely affect common shareholders.

Under our Articles of Incorporation, our board of directors is authorized to issue up to 10,000,000 shares of Preferred Stock, none of which are issued and outstanding as of the date of this report. Also, our Board of Directors, without shareholder approval, may determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares. If the board causes any shares of Preferred Stock to be issued, the rights of the holders of our Common Stock could be adversely affected. The board’s ability to determine the terms of Preferred Stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Preferred shares issued by the Board of Directors could include voting rights, or even super voting rights, which could shift the ability to control the Company to the holders of the Preferred Stock. Preferred shares could also have conversion rights into shares of Common Stock at a discount to the market price of the Common Stock which could negatively affect the market for our Common Stock. In addition, preferred shares would have preference in the event of liquidation of the Company, which means that the holders of preferred shares would be entitled to receive the net assets of the Company distributed in liquidation before the Common Stock holders receive any distribution of the liquidated assets.

We have not paid, and do not intend to pay in the near future, dividends on our common shares and therefore, unless our Common Stock appreciates in value, our shareholders may not benefit from holding our Common Stock.

We have not paid any cash dividends since inception. Although we anticipate allocating funds for payment of dividends from future earnings, if any, we do not anticipate this occurring until we complete testing of our ED treatment and generating earnings from marketing of the ED treatment, of which there is no assurance. Therefore, any return on the investment made in our shares of Common Stock will likely be dependent initially upon the shareholder’s ability to sell our common shares in the open market, if one should develop, at prices in excess of the amount paid for our common shares and broker commissions on the sales.

Shares of our Common Stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

Prior to the closing of the Merger Agreement, we were deemed a “shell company” under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act, as amended, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which this Report, reflecting our status as a non-shell company, is filed with the SEC and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports. Unless we register such shares for sale under the Securities Act, our stockholders will be forced to hold their shares of our Common Stock for at least that 12-month period before they are eligible to sell those shares pursuant to Rule 144, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources. The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non-former shell company could cause the market price of our securities to decline.

Item 2.

Financial Information

Except as provided below, the information required by this Item 2 of Form 10 for Jolley Marketing, Inc. was previously reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on April 14, 2016, and in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2016, filed with the SEC on May 13, 2016. The following information includes disclosure for CMT as reflected in its financial statements for the period ended February 29, 2016, and include as Exhibit 99.6 to this report (the “CMT Financial Statements”).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. Forward-looking statements can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” or comparable terminology. These risks and uncertainties include the following:

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international, national and local general economic and market conditions;

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our ability to successfully introduce our products to market;

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our ability to sustain, manage, or forecast growth;

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our ability to successfully make acquisitions of new technologies; new product development and introduction;

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existing government regulations and changes in, or the failure to comply with, government regulations;

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adverse publicity;

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competition; the failure to secure and maintain significant customers or suppliers;

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fluctuations and difficulty in forecasting operating results;

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changes in business strategy or development plans;

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results of testing and clinical trials of our products; business disruptions;

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the ability to attract and retain qualified personnel;

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the ability to protect technology; and

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other risks that might be detailed from time to time.

Although the forward-looking statements in this Current Report on Form 8-K reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this Current Report on Form 8-K as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

On May 18, 2016, Creative Medical Technology Holdings, Inc., formerly known as Jolley Marketing, Inc., a Nevada corporation (the “Company”, “we”, “our”, or “us”), closed (the “Closing”) the Agreement and Plan of Merger (the “Merger Agreement”) with Creative Medical Technologies, Inc., a Nevada corporation (“CMT”), Steven L. White, the principal shareholder and the sole officer and director of the Company (“Mr. White”), and Jolley Acquisition Corp., a Nevada corporation and wholly owned subsidiary of the Company (the “Merger Sub”). As a result of the Closing of the Merger Agreement, the Merger Sub was merged with and into CMT with CMT being the surviving corporation and CMT became a wholly-owned subsidiary of the Company. Upon completion of the transaction, we acquired CMT (which is now our wholly-owned subsidiary) and became a company engaged in stem cell research and applications for use to treat ED, infertility and other issues. CMT was incorporated in the State of Nevada on December 30, 2015. All references to the Company after the Closing shall refer to Creative Medical Technology Holdings, Inc. and Creative Medical Technologies, Inc., collectively.

We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and because our planned principal operations have not commenced. Our fiscal year end is December 31st. We have acquired the licensing rights for our infertility treatments, purchased the patent for our ED treatments, and filed a patent application for our female sexual dysfunction treatment.

Cash investment in our Company has totaled $49,500, net of related expenses, from incorporation through May 18, 2016. We have also entered into a loan agreement with our parent company, Creative Medical Health, to provide up to $50,000 in operating funds, of which $40,000 has been borrowed as of May 18, 2016.

CMT Operating Results

Net Revenues and Cost of Revenues. As stated in Note 1 to the accompanying CMT Financial Statements under “Revenue,” CMT generated no revenue producing operations from December 30, 2015 to February 29, 2016.

Research and Development Expenses. Research and development expenses during the period covered by the CMT Financial Statements were $3,864 for clinical research costs.

General and Administrative and Management Expenses. General and administrative and management expenses for the period were $4,493 and management expenses consisted of accrued compensation reimbursements to Creative Medical Health of $70,000.

Liquidity and Capital Resources

As of February 29, 2016, our principal source of liquidity was funds received from the sale of our Common Stock to Creative Medical Health, our parent company, in the amount of $49,500. Going forward, our short-term funding needs are expected to be satisfied by funds to be loaned to us by our parent entity. Our long-term liquidity needs are expected to be satisfied through this and future offerings of our equity securities. We do not have any arrangements, agreements, or sources for long-term funding.

Our only commitments for expenditures relate to the completion of the clinical studies for the ED stem cell treatment and general and administrative costs, including reimbursements to our parent company for services performed by their executive officers on our behalf. During the next 12 months we also anticipate commencing marketing activities for our ED treatment in preparation for completion of the clinical trials.

Plan of Operations

We anticipate that if our clinical studies on our ED stem cell treatment are successful, we can commence marketing kits for the treatment in 2017. For the next 12 months our plan of operations is to complete these clinical trials and commence manufacture of the kits. We estimate the costs to complete the clinical trials will be approximately $600,000, excluding overhead and other costs associated with maintaining our company structure. We believe that our current cash on hand would meet our cash flow requirements for only a few more months. If we are unable to obtain further financing, we may seek alternative sources of funding or revise our business plan. We currently have no alternative sources for funding.

Item 3.

Properties

Properties

We use at no cost a portion of the offices of Creative Medical Health as our principal executive offices. The office space used by us consists of 2,400 square feet located at 2017 W Peoria Avenue, Phoenix, Arizona. The building is owned by an entity controlled by Timothy Warbington, an executive officer and director and one of our principal shareholders, and the current lease between this entity and Creative Medical Health expires in 2022. Management believes that this space is adequate to meet its current and foreseeable needs.

Item 4.

Security Ownership of Certain Beneficial Owners and Management

The following table and footnotes thereto sets forth information regarding the number of shares of Common Stock beneficially owned immediately following the Closing of the Merger Agreement by (i) each director and named executive officer of the Company, (ii) each person known by the Company to be the beneficial owner of 5% or more of its issued and outstanding shares of Common Stock, and (iii) all named executive officers and directors of the Company as a group. In calculating any percentage in the following table of Common Stock beneficially owned by one or more persons named therein, the following table assumes 100,013,750 shares of Common Stock issued and outstanding immediately following the closing of the transaction. Unless otherwise further indicated in the following table, the footnotes thereto and/or elsewhere in this Current Report on Form 8-K, the persons and entities named in the following table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless as otherwise indicated in the following table and/or the footnotes thereto, the address of each person beneficially owning in excess of 5% of the outstanding Common Stock named in the following table is: 2017 W Peoria Avenue, Phoenix, Arizona 85029.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Named Executive Officers and Directors
Timothy Warbington	71,133,334	(2)	71.1%
Donald Dickerson	1,293,333		1.3%
Thomas Ichim PhD	2,586,667	(3)	2.59%
Amit Patel, MD	3,880,000	(4)	3.8%
Steven L. White	-		-
Executive Officers and Directors as a Group (5 Persons)	79,346,001		79.4%
5% Beneficial Holders
Creative Medical Health, Inc.(5) 2007 W Peoria Ave Phoenix, AZ 85029	64,666,667		64.7%
Timothy Herbst 2031 W. Peoria Ave. Phoenix, AZ 85029	10,346,667		10.45%

(1)

Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding on the date of this Current Report on Form 8-K.

(2)	Includes 64,666,667 shares owned by Creative Medical Health, Inc., for which Mr. Warbington serves as President and Chief Executive Officer.

(3)	These shares are held by Biotech Holdings LLC, a limited liability company controlled by Mr. Ichim.

(4)	These shares are held by Jadi Cells, LLC, a limited liability company controlled by Mr. Patel.

(5)	Mr. Warbington, as President and CEO, has voting and investment power over these shares.

Item 5.

Directors and Executive Officers

The following table sets forth information concerning our directors and executive officers each of whom was appointed in the Closing effective May 18, 2016:

Name	Position	Age
Executive Officers:
Timothy Warbington	President and Chief Executive Officer	54
Donald Dickerson	Chief Financial Officer & Senior Vice-President	51
Annette Marleau, PhD	Senior Vice-President	41

Directors:
Timothy Warbington	Director	54
Thomas Ichim, PhD	Director	40
Amit Patel, MD	Director	42
Donald Dickerson	Director	51

Directors are elected annually at the annual meeting of shareholders. Each director holds office until the next annual meeting of shareholders at which his or her term expires and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal pursuant to our bylaws. Officers are elected by the Board at the annual meeting of the Board held each year immediately following the annual meeting of the shareholders, and each officer holds office until the next annual meeting at which officers are to be elected and until his or her successor is elected and qualified, or until his or her earlier resignation or removal pursuant to our bylaws.

Business Experience of Executive Officers and Directors

The information below sets forth the employment background of the above persons, and any directorships held by them during the last five years in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Timothy Warbington. Mr. Warbington has served as a director and as Chief Executive Officer of CMT since February 2016 and has served as a director, Chief Executive Officer and President of Creative Medical Health since October 2011. He has over 25 years of executive level management experience. Mr. Warbington received a Bachelor’s Degree in Accounting from Arizona State University in 1984. From 1993 through 2007 he owned and operated a multi-million dollar national agricultural (produce) and finance company with annual revenues of $5,000,000 to $12,000,000. Prior to that, he served as Chief Operating Officer of the U.S. subsidiary of a British firm engaged in the international food trade. For eight years, Mr. Warbington has invested in the biotechnology industry and has provided strategic and tactical advice as a consultant to a publically traded bio-tech firm. In connection with this experience, he has built a network of scientists, physicians and executives to participate as executive officers and directors of Creative Medical Health.

Dr. Thomas Ichim. Dr. Ichim has served as a director and as President of CMT since February 2016, and has served as a director and Vice-President of Creative Medical Health, and as President of the Biotech Division, since October 2011. From 2007 until 2015 he served as Chief Science Officer, Chief Executive Officer, and President, and was a director, of MediStem Inc., a San Diego-based company engaged in development of endometrial regenerative cells which was acquired in 2014 by Intrexon Corporation for $26,000,000. From 2004 until 2007 he served as program manager for biorasi LLC, a clinical research organization. He also served as a director of Regen BioPHarma, Inc., a publicly traded biotechnology company, from 2012 until 2015. In 2005 Dr. Ichim received his PhD in Immunology from University of Sciences Arts and Technology, Olveston Monserrat; in 1999 he received a MSc in Microbiology and Immunology from University of Western Ontario, London, Ontario, Canada; and in 1994 he received a BSc in Biology from the University of Waterloo, Waterloo, Ontario, Canada.

Donald Dickerson. Mr. Dickerson has served as a director and as Chief Financial Officer and Senior Vice-President of CMT since February 2016, and has served as a director and as Vice President and Chief Operating Officer of Creative Medical Health since June 2014. He received his Masters of Business Administration in Finance from the University of Southern California in May 2002. Mr. Dickerson has worked in a number of management and accounting positions and has experience with companies in the technology, manufacturing and health sciences area. From October 2003 until February 2009 he was employed as a vice-president for JP Morgan Chase in finance; from March 2009 until May 2014 he served as a director for GMT Ventures in finance and operations; and from June 2011 until May 2014 he also served as CFO for Medistem, Inc. in finance.

Annette Marleau. Ms. Marleau has served as a Senior Vice-President of CMT since February 2016, and has served as Vice President and Chief Scientific Officer for Creative Medical Health since March 2014. Prior to joining Creative Medical Health, Dr. Marleau was the Director of Tumor Immunology at Aethlon Medical Inc. from 2011 until 2014. Dr. Marleau received her PhD in Immunology from the University of Western Ontario in 2004, received a MS in Reproductive Immunology from Ontario Veterinary Collateral, University of Guelph, Canada in 1999; and a BS in Biology from the University of Waterloo, Canada.

Dr. Amit N. Patel. Dr. Patel has served as a director of CMT since February 2016 and a director of Creative Medical Health since October 2011. He has been a practicing heart surgeon since 2008. Dr. Patel received his medical degree in 1998 from Case Western Reserve University, Cleveland, Ohio. He currently holds the following positions at the University of Utah; Associate Professor, Department of Surgery, Division of Cardiothoracic Surgery and Director Clinical Regenerative Medicine and Tissue Engineering. Dr. Patel has an MD from Case Western Reserve University. Dr. Patel is an accomplished inventor and has been the formulator of the Company’s Bionutraceutical® products. He is also a director of Jadi Cell LLC, a research facility located in Salt Lake City, Utah.

Legal Proceedings

During the past ten years there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of the persons nominated to become directors or executive officers upon closing of the Merger Agreement, and none of these persons has been involved in any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity, any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws or regulations, or any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, except for Dr. Ichim and Dr. Marleau who are husband and wife.

Director Independence

We have adopted the independence standards of the NYSE MKT LLC, to determine the independence of directors. These standards provide that a person will be considered an independent director if he or she is not an officer of the company and is, in the view of the Company’s board of directors, free of any relationship that would interfere with the exercise of independent judgment. Under this standard, The Board of Directors has determined that Thomas Ichim, PhD and Amit Patel, MD would meet this standard, and therefore, would be considered to be independent.

We do not have standing compensation, nominating, or audit committees of the Board, or committees performing similar functions. We intend to form these committees in the near future.

Item 6.

Executive Compensation

Except as provided below, the information required by Item 6 of Form 10 was previously reported by the Company in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on April 14, 2016.

Except as described below, the Company has not entered into any employment or compensation agreements or arrangements with Messrs. Warbington, Ichim, Dickerson, and Patel and Mrs. Marleau for their services as officers or directors of the Company. Each of these persons is employed by Creative Medical Health and will continue to receive his or her salary from Creative Medical Health for services performed for CMT and our Company. We have agreed to reimburse Creative Medical Health for the services performed for CMT and our Company by Creative Medical Health employees beginning January 1, 2016. The following table sets forth the amount of monthly compensation expense CMT has agreed to reimburse to Creative Medical Health for its senior executive officers:

Name	CMT Position	Monthly Reimbursement
Timothy Warbington	Chief Executive Officer	$12,500
Donald Dickerson	Chief Financial Officer	$12,500
Annette Marleau	Senior Vice-President	$4,167

In addition, Creative Medical Health has a consulting agreement with Dr. Patel and commencing January 1, 2016, CMT has agreed to reimburse Creative Medical Health $12,500 per month for time allocated by Dr. Patel to CMT and our Company. We have also agreed to reimburse Creative Medical Health for the services of Thomas Ichim, PhD, one of our directors, at the rate of $8,334 per month.

Following Closing of the Merger Agreement, we adopted the Stock Incentive Plan of CMT, under which we are authorized to grant awards for up to 2,000,000 common shares. No awards have been granted under the plan.

Item 7.

Certain Relationships and Related Transactions, and Director Independence

Except as provided below, the information required by Item 7 of Form 10 was previously reported by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on April 14, 2016.

On May 18, 2016, we closed the Merger Agreement with CMT, Mr. White, and the Merger Sub. As a result of the closing, the Merger Sub was merged with and into CMT with CMT being the surviving corporation and CMT became a wholly-owned subsidiary of the Company. Mr. White, who was the majority shareholder of the Company prior to the closing, sold 15,100,000 shares of Common Stock, $0.001 par value, of the Company owned by him to the Company following closing for $5,000, after which the shares were cancelled by the Company.

In connection with the acquisition transaction, Creative Medical Health advanced $25,000 to the Company for payment of certain obligations and purchase of Mr. White’s stock. Prior to the execution of the Merger Agreement, $13,255.70 was advanced for the payment of certain accounts payable and other obligations. At Closing, Creative Medical Technologies advanced the balance of the $25,000 to the Company for the purchase of Mr. White’s shares and the payment of remaining accounts payable of the Company. The amounts advanced by Creative Medical Health are evidenced by a promissory note, a copy of which is attached hereto as Exhibit 99.1. In addition, the Company settled all outstanding promissory notes payable, except for promissory notes not exceeding $20,000, which will be paid upon the Company obtaining DTC eligibility.

At Closing, each share of Common Stock, $0.01 par value, of CMT issued and outstanding immediately prior to the Closing was converted into 6.4666666 shares of Common Stock of the Company, which now constitutes approximately 97%, of the Company’s Common Stock.

Each share of Common Stock, no par value, of the Merger Sub issued and outstanding immediately prior to Closing was converted into and was exchanged for 100 newly issued shares of Common Stock of CMT. Any shares issued pursuant to the conversion provisions contained in the Merger Agreement will not be and have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

At closing, Timothy Warbington, Donald Dickerson, Thomas Ichim, PhD, and Amit Patel, MD were appointed as directors of the Company and Mr. White resigned from all positions with the Company.

Item 8.

Legal Proceedings

Neither the Company nor CMT, or any of their properties, are currently party to any legal proceedings. We are not aware of any legal proceedings in which any director, officer or affiliate of our company, any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, officer, or affiliate of our company, or security holder is a party adverse to us or our subsidiary or has a material interest adverse to us or our subsidiary.

Item 9.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Except as provided below, the information required by Item 9 of Form 10 was previously reported by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on April 14, 2016.

The Company was a shell company prior to the filing of this Current Report on Form 8-K. Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us. The SEC has codified and expanded this position in amendments to Rule 144 by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•

the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•

the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•

at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144 our stockholders will be able to sell their shares of our common stock without registration from and after the one year anniversary of our filing of this Current Report on Form 8-K.

As of the close of business on May 18, 2016, giving effect to the Closing, there were approximately 75 holders of record of our Common Stock and an undetermined number of beneficial owners.

Item 10.

Recent Sales of Unregistered Securities

Except as provided below, the information required by Item 10 of Form 10 was previously reported by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on April 14, 2016.

In connection with the Closing on May 18, 2016, we issued an aggregate of 97,000,000 common shares to the shareholders of CMT in exchange for all of the outstanding common shares of CMT. Each of these parties was a sophisticated investor as defined in Rule 506(b) of Regulation D and was furnished with information required pursuant to Rule 502(b) of Regulation D. Also following the Closing, we purchased and cancelled 15,100,000 shares which were owned by Mr. White.

Each of the above shareholders delivered appropriate investment representations with respect to these securities sold and consented to the imposition of restrictive legends upon the stock certificates representing the shares. No shareholder entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each shareholder was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the merger transaction. These securities were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of these securities.

Item 11.

Description of Registrant’s Securities to be Registered

General

Our authorized capital stock consists of 600,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $0.001 per share. Following Closing management intends to reduce the number of authorized shares. We have not issued any preferred shares. Our Board of Directors can, without shareholder approval, cause shares of Preferred Stock to be issued and may determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares. If the board causes any shares of Preferred Stock to be issued, the rights of the holders of our Common Stock could be adversely affected. The board’s ability to determine the terms of Preferred Stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Preferred shares issued by the board of directors could include voting rights, or even super voting rights, which could shift the ability to control the Company to the holders of the Preferred Stock. Preferred shares could also have conversion rights into shares of Common Stock at a discount to the market price of the Common Stock which could negatively affect the market for our Common Stock. In addition, preferred shares would have preference in the event of liquidation of the Company, which means that the holders of preferred shares would be entitled to receive the net assets of the Company distributed in liquidation before the Common Stock holders receive any distribution of the liquidated assets. We have no current plans to issue any shares of Preferred Stock.

Common Stock

We are authorized to issue up to 600,000,000 shares of $0.001 par value Common Stock, which we intend to reduce following Closing. The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the Common Stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of Common Stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company. Upon liquidation, dissolution or winding up of our company, and after payment of creditors and preferred shareholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of Common Stock.

Each share of Common Stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Under Nevada corporate law, holders of our company’s common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to our Board of Directors.

Nevada Anti-Takeover Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our Common Stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

Currently, we have no Nevada shareholders. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

Dividend Policy

We have never declared or paid any cash dividends on our Common Stock. We intend to develop a dividend policy in the future as we complete the testing of the ED treatment and commence marketing efforts.

Item 12.

Indemnification of Directors and Officers

Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons’ conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful. Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding. In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements. In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification. Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

Section 2 of Article X of our Articles of Incorporation provides that we are required to indemnify, and advance expenses as they are incurred to, any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee, agent or fiduciary of our company, or who is serving at our request or direction as a director, officer, employee, agent or fiduciary of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit, or proceeding. The advancement of expenses in these actions is contingent upon the person undertaking to repay the amounts advanced if it is ultimately determined that such person was not entitled to indemnification. Article VIII of our Bylaws also mandates similar indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 13.

Financial Statements and Supplementary Data

The financial statements included in Item 9.01 of this Current Report on Form 8-K are incorporated by reference in this Item 13. Our audited financial statements for our fiscal years ended December 31, 2015 and 2014 were previously reported by us in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on April 14, 2016, and our unaudited financial statements for the quarter ended March 31, 2016, were previously reported by us in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the SEC on May 13, 2016.

Item 14.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosures

On or about September 25, 2015, Anderson Bradshaw PLLC (“Anderson Bradshaw”), the principal accountant for the Company, ceased its accounting practice for SEC reporting companies. On September 28, 2015, we dismissed Anderson Bradshaw as our principal accountant and engaged Heaton & Company, PLLC (“Heaton”), as our principal accountant for our fiscal year ended December 31, 2015 and the interim periods for 2015. The decision to change principal accountants was approved by our Board of Directors.

None of the reports of Anderson Bradshaw on our financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles except that the reports of Anderson Bradshaw included in our Annual Reports on Form 10-K for 2014 and 2013 did include a paragraph disclosing uncertainty about our ability to continue as a going concern.

There were no disagreements between the Company and Anderson Bradshaw, for the two most recent fiscal years and any subsequent interim period through September 28, 2015 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Anderson Bradshaw, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, Anderson Bradshaw has not advised us that:

1)

internal controls necessary to develop reliable financial statements did not exist; or

2)

information has come to the attention of Anderson Bradshaw which made it unwilling to rely upon management’s representations, or made it unwilling to be associated with the financial statements prepared by management; or

3)

the scope of the audit should be expanded significantly, or information has come to the attention of Anderson Bradshaw that they have concluded will, or if further investigated, might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended December 31, 2015.

On or about September 28, 2015, we engaged Heaton as our principal accountant to audit our financial statements as successor to Anderson Bradshaw. During our two most recent fiscal years or subsequent interim period, we have not consulted with the entity of Heaton regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor did the entity of Heaton provide advice to us, either written or oral, that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during our two most recent fiscal years or subsequent interim period, we have not consulted Heaton on any matter that was the subject of a disagreement or a reportable event.

Item 15.

Financial Statements and Exhibits

The disclosures set forth in Item 9.01 of this Current Report on Form 8-K are incorporated by reference in this Item 15. Our audited financial statements for its fiscal years ended December 31, 2015 and 2014 were previously reported by us in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on April 14, 2016, and our unaudited financial statements for the quarter ended March 31, 2016, were previously reported by us in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the SEC on May 13, 2016.

*****End of Form 10 Disclosures*****

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02.

Unregistered Sales of Equity Securities

The disclosure set forth in Item 10 under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 4.01

Changes in Registrant’s Certifying Accountant

On May 18, 2016, Heaton & Company, PLLC (“Heaton”), the principal accountant for the Company, was dismissed and the Company engaged Haynie & Company (“Haynie”), as the Company’s principal accountant for the Company’s fiscal year ending December 31, 2016, and the interim periods for 2016. The decision to change principal accountants was approved by the Company’s Board of Directors.

The report of Heaton, on the Company’s financial statements for either of the past two years did not contained an adverse opinion or disclaimer of opinion, or was not qualified or modified as to uncertainty, audit scope or accounting principles except that the report of Heaton included in the Company’s Annual Report on Form 10-K for 2015 did include a paragraph disclosing uncertainty about the Company’s ability to continue as a going concern.

There were no disagreements between the Company and Heaton, for the two most recent fiscal years and any subsequent interim period through May 18, 2016 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Heaton, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, Heaton has not advised the Company that:

1)

internal controls necessary to develop reliable financial statements did not exist; or

2)

information has come to the attention of Heaton which made it unwilling to rely upon management’s representations, or made it unwilling to be associated with the financial statements prepared by management; or

3)

the scope of the audit should be expanded significantly, or information has come to the attention of Heaton that they have concluded will, or if further investigated, might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended December 31, 2015.

On May 18, 2016 the Company engaged Haynie as its principal accountant to audit the Company’s financial statements as successor to Heaton. During the Company’s two most recent fiscal years or subsequent interim period, the Company has not consulted with Haynie regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Haynie provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Company’s two most recent fiscal years or subsequent interim period, the Company has not consulted Haynie on any matter that was the subject of a disagreement or a reportable event.

Item 5.01.

Changes in Control of Registrant

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K, including the Form 10 disclosures, is incorporated by reference in this Item 5.01.

Except as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings among pre-Closing persons who controlled in excess of 50% of our then issued and outstanding voting securities nor among those post-Closing persons who control in excess of 50% of the Company’s currently issued and outstanding voting securities. Additionally, to the Company’s knowledge, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Item 5.02.

Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K, including the Form 10 disclosures, is incorporated by reference in this Item 5.02.

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective May 18, 2016, the Company entered into a Name Change Merger Agreement with Creative Medical Technology Holdings, Inc., and changed its corporate name from “Jolley Marketing, Inc.” to “Creative Medical Technology Holdings, Inc.” The name change was effected through a parent/subsidiary short form merger of Creative Medical Technology Holdings, Inc., our wholly-owned Nevada subsidiary formed solely for the purpose of the name change, with and into the Company. The Company was the surviving entity. To effectuate the merger, the Company filed Articles of Merger with the Secretary of State of the State of Nevada and the merger became effective on May 18, 2016. The Company’s Board of Directors approved the merger, which resulted in the name change on that date. In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger was not required.

On the effective date of the merger, the Company’s name was changed to “Creative Medical Technology Holdings, Inc.” and the Company’s Articles of Incorporation (the “Articles”) were amended to reflect the Company’s new legal name. With the exception of the name change, there were no other changes to the Company’s Articles.

The merger and resulting name change do not affect the rights of our shareholders. The Company’s securities will continue to trade on OTC Pink. Effective as of May 18, 2016, our new CUSIP number is 22529Y101. Following the name change, the stock certificates, which reflect the Company’s prior corporate name, will continue to be valid. Certificates reflecting the new corporate name will be issued in due course as old stock certificates are tendered for exchange or transfer to the Company’s transfer agent.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K, including the Form 10 disclosures, is incorporated by reference in this Item 5.03.

Item 5.06.

Change in Shell Company Status

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K, including the Form 10 disclosures, is incorporated by reference in this Item 5.06. As of May 18, 2016, the Company is no longer considered a “shell company,” as defined in Rule 12b-2 under the Exchange Act.

Item 9.01.

Financial Statements and Exhibits

(a) Financial statements of business acquired. The audited financial statements of Creative Medical Technology Holdings, Inc. required to be filed pursuant to Items 9.01(a) of Form 8-K have been filed as Exhibit 99.6 to this Current Report on Form 8-K.

(b) Pro forma financial information. The unaudited pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K is filed as Exhibit 99.7 to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
2.1	Name Change Merger Agreement dated May 18, 2016 with Creative Medical Technology Holdings, Inc.
3.1	Articles of Exchange dated Effective May 18, 2016
3.2	Articles of Merger dated Effective May 18, 2016
3.3	Articles of Merger filed Effective May 18, 2016 (Name Change Transaction)
14.1	Code of Business Conduct and Ethics
16.1	Letter from Heaton & Company, PLLC, dated May 18, 2016
21.1	Subsidiaries
99.1	8% Promissory Note dated May 18, 2016, for $25,000 with Creative Medical Health
99.2	Patent Purchase Agreement dated February 3, 2016, with Creative Medical Health
99.3	Loan Agreement dated February 2, 2016, with Creative Medical Health
99.4	8% Promissory Note dated February 2, 2016, for $50,000 with Creative Medical Health
99.5	License Agreement with Los Angeles Biomedical Research Institute at Harbor-UCLA Medical Center Effective January 29, 2016
99.6	Audited financial statements of Creative Medical Technology Holdings, Inc.
99.7	Pro forma unaudited financial statements
99.8	Cancellation of Indebtedness Agreement, dated May 6, 2016 with Lorikeet, Inc.
99.9	Cancellation of Indebtedness Agreement, dated May 6, 2016 with Jackie O’Reilly
99.10	Cancellation of Indebtedness Agreement, dated May 6, 2016 with Dassity, Inc.
99.11	Cancellation of Indebtedness Agreement, dated May 6, 2016 with Sugarloaf Management, LLC
99.12	Cancellation of Indebtedness Agreement, dated May 6, 2016 with Serenity Services, Inc.,
99.13	Cancellation of Indebtedness Agreement, dated May 6, 2016 with McKinley Enterprise Profit Sharing Plan, Inc.,
99.14	Cancellation of Indebtedness Agreement, dated May 6, 2016 with TradeCo, Inc
99.15	Cancellation of Indebtedness Agreement, dated May 6, 2016 with Bateman Dynasty
99.16	Cancellation of Indebtedness Agreement, dated May 6, 2016 with McKinley Capital 401K Roth Plan
99.17	2016 Stock Incentive Plan

* * *

SIGNATURE PAGE FOLLOWS

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Medical Technology Holdings, Inc.

Date: May 18, 2016	By:	/s/ Timothy Warbington
Timothy Warbington, Chief Executive Officer

Date: May 18, 2016	By:	/s/ Donald Dickerson
Donald Dickerson, Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Name Change Merger Agreement filed May 18, 2016 with Creative Medical Technology Holdings, Inc.
3.1	Articles of Exchange filed Effective May 18, 2016
3.2	Articles of Merger filed Effective May 18, 2016 (Acquisition Transaction)
3.3	Articles of Merger filed Effective May 18, 2016 (Name Change Transaction)
14.1	Code of Business Conduct and Ethics
16.1	Letter from Heaton & Company, PLLC, dated May 18, 2016
21.1	Subsidiaries
99.1	8% Promissory Note dated May 18, 2016, for $25,000 with Creative Medical Health
99.2	Patent Purchase Agreement dated February 3, 2016, with Creative Medical Health
99.3	Loan Agreement dated February 2, 2016, with Creative Medical Health
99.4	8% Promissory Note dated February 2, 2016, for $50,000 with Creative Medical Health
99.5	License Agreement with Los Angeles Biomedical Research Institute at Harbor-UCLA Medical Center Effective January 29, 2016
99.6	Audited financial statements of Creative Medical Technology Holdings, Inc. at February 29, 2016
99.7	Pro forma unaudited financial statements
99.8	Cancellation of Indebtedness Agreement, dated May 6, 2016 with Lorikeet, Inc.
99.9	Cancellation of Indebtedness Agreement, dated May 6, 2016 with Jackie O’Reilly
99.10	Cancellation of Indebtedness Agreement, dated May 6, 2016 with Dassity, Inc.
99.11	Cancellation of Indebtedness Agreement, dated May 6, 2016 with Sugarloaf Management, LLC
99.12	Cancellation of Indebtedness Agreement, dated May 6, 2016 with Serenity Services, Inc.,
99.13	Cancellation of Indebtedness Agreement, dated May 6, 2016 with McKinley Enterprise Profit Sharing Plan, Inc.,
99.14	Cancellation of Indebtedness Agreement, dated May 6, 2016 with TradeCo, Inc
99.15	Cancellation of Indebtedness Agreement, dated May 6, 2016 with Bateman Dynasty
99.16	Cancellation of Indebtedness Agreement, dated May 6, 2016 with McKinley Capital 401K Roth Plan
99.17	2016 Stock Incentive Plan